                                                                   EXHIBIT 10.30

           THIS INDENTURE MADE AS OF THE 1ST DAY OF JULY, 1993.

IN PURSUANCE OF THE SHORT FORMS OF LEASES ACT:

                       MARIA VELTRI,

                       (hereinafter called the "LANDLORD"),

                                         OF THE FIRST PART,

                       - and

                       VELTRI STAMPING CORPORATION, a corporation incorporated under the laws of the Province of Ontario, (HEREINAFTER called the "TENANT"),

                                         OF THE SECOND PART.

           WITNESSETH that in consideration of the rents, covenants and agreements hereinafter reserved and contained on the part of the Tenant to be paid, observed and performed, the Landlord has demised and leased, and by these presents does demise and lease unto the Tenant the vacant land used as a parking area consisting of that portion of the lands and premises in the City of Windsor, in the County of Essex and Province of Ontario described in Schedule "All annexed hereto as are outlined in red on the plan of survey annexed as Schedule "B", (hereinafter called the "demised premises").

           TO HAVE AND TO HOLD the demised premises for and during the term of four (4) years to be computed from the lst day of July, 1993, and from thenceforth next ensuing and fully to be completed and ended on the 30th day of June, 1997.

           YIELDING AND PAYING THEREFOR during the first two years of the said term from July 1, 1993 to June 30, 1995 the sum of Thirty-One Thousand Four Hundred Sixty Dollars ($31,460) per annum, without deduction, payable in equal monthly instalments of Two Thousand Six Hundred Twenty-one Dollars and Sixty-seven Cents ($2,621.67) each in advance on the lst day of each month during such period; and YIELDING AND PAYING during the final two years of the said term from July 1, 1995 to June 30, 1997 the sum of

Thirty-four Thousand Six Hundred Dollars ($34,600) per annum, without deduction, payable in equal monthly instalments of Two Thousand Eight Hundred Eighty-three Dollars and Thirty-four Cents ($2,883.34) each in advance on the ist day of each month during such period.

         This Indenture of Lease is entered into upon the following terms, covenants and conditions and the Landlord and the Tenant hereby agree to perform and observe the covenants and conditions herein contained on their respective parts to be performed and observed:

1. The Tenant covenants to pay rent, and in addition, to pay interest at the rate of FIFTEEN PER CENT (15%) per annum on all arrears of rent.

2. The Tenant shall pay all realty taxes and local improvement rates and charges which may be levied against the demised premises, during the term of this lease, and doth hereby indemnify the Landlord against all such payments in respect of the demised premises to secure to the Landlord a net rent in the amount set out above free and clear from all deductions throughout the term of this lease.

3. The Tenant shall at all times during the term of this lease and any renewal thereof, at its expense, maintain and keep in good repair the demised premises. If the Tenant shall fail to keep the demised premises repaired and maintained as aforesaid, the Landlord shall be entitled but shall not be obliged to repair the same, and the cost of such repairs shall be repayable by the Tenant forthwith on demand as an addition to the rent payable hereunder.

4. The Tenant shall promptly comply with all laws, ordinances and lawful orders and regulations at any time in force during the term which affect the safety, condition, maintenance, use or occupation of the demised premises; provided that if the Tenant ,defaults under the provisions of this clause the Landlord may itself comply with the requirements of this clause and the Tenant SHALL forthwith pay all costs and expenses incurred by the Landlord in so doing.

5. The Landlord may enter and view the state of repair of the demised premises during normal business hours, and upon reasonable notice.

6. The Tenant may assign or sublet the premises in whole or in part with the prior written consent of the Landlord (which consent shall not be unreasonably withheld) but no.such assigning or sub-letting shall relieve the Tenant of its liability for the due observance of its covenants hereunder.

7. The Tenant will, at the expiration or sooner termination of the term of this lease, peaceably surrender and yield up to the Landlord the demised premises, in repair and condition equivalent to the repair and condition of the demised premises at the commencement of this lease.

8. The Tenant shall maintain and pay all premiums for public liability insurance for death, injury and property damage occurring on the demised premises in such amounts as may be reasonably satisfactory to the Landlord with the Landlord named as the insured. Notwithstanding the foregoing, the Tenant shall indemnify and save harmless the Landlord from any and all liabilities, damages, costs, claims, suits or actions growing out of:

             (a) any breach, violation or non-performance of any covenant, condition or agreement in this lease set forth and contained on the part of the Tenant, to be fulfilled, kept, observed and performed;

             (b) any damage to property occasioned by the Tenant's use and occupation of the demised premises;

             (c) any injury to person or persons, including death resulting at any time therefrom, occurring in or about the demised premises, and/or on the sidewalks adjacent to same.



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                                      - 4 -

9. The Landlord covenants with the Tenant for quiet enjoyment.

10. The Tenant shall not, without the prior written consent of the Landlord, which consent will not be unreasonably withheld, CONSTRUCT any buildings or other structures or make any alterations or additions, structural or otherwise, to the demised premises.

11. This lease and the term and estate hereby granted are subject to the limitation that:

            (i) whenever the Tenant shall make default in the payment of any instalment of rent, or the payment of any other sum payable hereunder, and such default shall continue for fifteen (15) days whether formally demanded or not;

            (ii) if the Tenant shall be adjudicated bankrupt or judged to be insolvent, or if a receiver or trustee of the Tenant's property be appointed or if the Tenant shall file a petition in bankruptcy or insolvency, or if an execution or attachment shall be issued against the Tenant or any of the Tenant's property whereby the said demised premises or any part thereof may be taken or occupied by someone other than the Tenant; and

             (iii) if the Tenant shall breach any of its covenants herein;

then and in every case and so often as the same shall happen the full amount of the current month's rent and the next three months' rent shall immediately become due and payable, and it shall be lawful for the Landlord to enter into and upon the demised premises or any part thereof in the name of the whole, and this lease and the term thereof created herein, shall at the option of the Landlord and with or without entry, terminate, and all rights of the Tenant and any person, firm or corporation claiming,through or under the Tenant, with respect to the demised premises shall be absolutely forfeited and shall lapse,





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                                      - 5 -

12. In the event that the Tenant remains in possession of the demised premises after the expiration of this lease or any renewal thereof, and without the execution and delivery of a new lease, it shall be deemed to be occupying the demised premises as a tenant from month to month at the same monthly rental in effect at the expiration of the lease or any renewal and subject to the terms of this lease insofar as the same are applicable to a month to month tenancy.

13. All notices, demands, and requests which may be or are required to be given by either party to the other shall be in writing, and may be delivered personally or sent by registered mail addressed in the case of the Landlord to:

                                        Mrs. Maria Veltri
                                        c/o Suite 150
                                        900 Wilshire Plaza
                                        Troy, Michigan, 48084

and in the case of the Tenant to:

                                        Veltri Stamping Corporation
                                        2030 North Talbot Road
                                        Windsor, Ontario
                                        N9A 6J3

or at such other place as either party may from time to time designate by written notice to the other. Notices, demands and requests which shall be given to the parties in the manner aforesaid shall be deemed sufficiently served, or given for all purposes hereof in the case of those served personally, on the day of such services, and in the case of those given by registered mail, on the next business day following the date of the mailing thereof.

14. The Tenant shall use and occupy the demised premises as a parking area for motor vehicles in connection with the business of the Tenant carried on the property adjacent to the demised premises, and for no other purpose without the prior written consent of the Landlord, which consent shall not be unreasonably withheld. The Tenant shall not carry on any activity or business upon the demised premises which shall be deemed a nuisance.

15. During the last three (3) months of the term the Landlord shall be entitled to affix and maintain upon the demised premises notices stating that the same are for rent or for sale, which notices shall not be disturbed by the Tenant, and to enter the demised premises during normal business hours with any prospective tenants or purchasers in order to inspect the same.

16. Any condoning, excusing or overlooking by either party hereto of any default, breach or non-observance by the other party at any time or times in respect of any covenant, proviso or condition herein contained shall not operate as a waiver of any rights hereunder in respect of any subsequent default, breach or non-observance.

17. The Tenant waives and renounces the benefit of any present or future Act of the Legislature of Ontario taking away or limiting the Landlord's right of distress and, notwithstanding any such Act, the Landlord may seize and sell all the Tenant's goods and chattels for payment of rent and costs as might have been done if such Act had not been passed. The Tenant further agrees that if it leaves the demised premises owing unpaid rent, the Landlord, in addition to any remedy otherwise provided by law, may seize and sell the goods and chattels of the Tenant at any place to which the Tenant or any other person may have removed them, in the same manner as if such goods and chattels had remained and been distrained upon the demised premises.

18. Notwithstanding anything herein contained, it is the intention of this lease and of the parties hereto that all expenses, payments and outgoings incurred in respect of the demised premises for any matter, cause or reason whatsoever shall be borne by the Tenant and all rent to be paid shall be net to the Landlord and clear of all such outgoings. Any outgoings of any kind which may become payable out of the demised premises shall not entitle the Tenant to reduce the amount of its payments of rent to the Landlord, and the Landlord shall be entitled to





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                                       - 7 -

recover from the Tenant as if it were rent in arrears any amount which the Landlord may pay, whether voluntarily or involuntarily, on account of any such outgoing payable by the Tenant.

19. This lease is subject and subordinate to all mortgages and all renewals, modifications, replacements and extensions thereof which may now or at any time hereafter affect the demised premises. Tenant shall at any time on notice from Landlord attorn to and become a tenant of a mortgagee under any such mortgage upon the same terms and conditions as set forth in this lease and shall execute promptly upon request by Landlord any certificates, instruments of postponement or attornment or other instruments as from time to time may be requested to give full effect to this requirement.

20. Provided that if the Tenant duly and regularly pays the rent hereby reserved together with all additional rent and other charges herein secured and duly keeps, observes and performs the covenants, agreements and conditions herein on Tenant's part to be kept, observed and performed, the Landlord at the expiration of the term hereby granted shall upon the written request of the Tenant, given at least six (6) months before the expiration of the term hereby demised, grant to the Tenant a renewal lease of the premises for a further term of two (2) years and such renewal lease shall contain, so far as they apply, all the covenants, agreements, conditions and provisos contained in this lease, except this covenant for renewal and except for the rent payable during such renewal term. The rent payable during the renewal term shall be such rent as is agreed upon between the parties not later than three (3) months prior to the expiry of the initial term hereof, and failing agreement by such date will be set by arbitration; provided that any leasing pursuant to this paragraph shall be on the term and condition that the rent payable by the Tenant shall in no event be less than the rent paid during the final year of the initial term. Any arbitration called for by this lease shall be conducted in the City of Windsor by the Senior County Court Judge of the County of Essex or by someone designated by him, whose decision shall be final and binding upon the parties and who shall in all such cases be acting as persona designata and not as an arbitrator.

21. Subject to the provisions hereof, this Indenture of Lease shall extend to and be binding upon and enure to the benef it of the parties hereto, their heirs, executors, administrators, successors and assigns.

           IN WITNESS WHEREOF the parties hereto have hereunto caused to be affixed their corporate seals under the hands of their proper officers duly authorized in that behalf respectively.

 SIGNED, SEALED AND DELIVERED      )
        in the presence of         )
                                   )               Maria L. Veltri
                                   )               ---------------------------
                                   )               Maria L. Veltri
                                   )
                                   )
                                   )               VELTRI STAMPING CORPORATION
                                   )
                                   )               by [SIG]
                                                   -----------------------------

                                   SCHEDULE A

ALL AND SINGULAR that certain parcel or tract of land and premises situate, lying and being in the Township of Sandwich South, in the County of Essex and Province of Ontario and being composed of Part of Lot 12, in Concession 6 in Elie said Township, containing by admeasurement 2.00 acres, and. more particularly described as follows:

PREMISING that the northerly limit of North Talbot Road, as referted to in Instrument Number 493914 is assumed to have an astronomic bearing of North 71 degrees 55' West, and relating all bearings herein thereto;

COMMENCING at an iron bar planted in Elie said northerly limit of North Talbot Road, distance 1480.91 feet, measured westerly therealong from its intersection with the westerly limit of Walker Road, as widened;

THENCE South 71 degrees 55' East, along Elie said northerly limit of North Talbot Road, a distance of 189.07 feet to a standard iron bar;

THENCE North 3 degrees 09' East, a distance of 503.03 feet to an iron bar; THENCE 87 degrees 56' West, a distance of 182.71 feet to a standard iron bar;

THENCE South 3 degrees 09' West, a distance of 450.86 feet more or less, to the point of commencement

                         SCHEDULE B


PLAN OF SURVEY OF
PART of LOT 12
CONCESSION 6
IN THE
TOWNSHIP of SANDWICH SOUTH
COUNTY of ESSEX - ONTARIO

SCALE 1 - 60'

(c)VERMAEGEN - STUBBERFIELD - HARLEY - BREWER - BEZAIRE INC. - 1989

BEARING REFERNCE

BEARINGS ARE ASTRONOMIC AND ARE REFERRED TO THE NORTHERN LIMIT OF NORTH TALBOT ROAD AS SHOWN ON PLAN 12R-384Z, HAVING A BEARING OF H 71' 55' W.

[LEGEND]

                           [SURVEYOR'S INFORMATION]


                                    [MAP]

                         FIRST AMENDMENT TO INDENTURE

          THIS FIRST AMENDMENT to Indenture, made and entered into this 8th day of November, 1996, by and between Maria L. Veltri, of the City of Windsor and the County of Essex and Province of Ontario, as Landlord, and Veltri Stamping Corporation, a corporation incorporated under the laws of the Province of Ontario, as Tenant.

          WHEREAS, on July 1, 1993, Landlord and Tenant made and entexed into a certain Indenture in pursuance of the Short Forms of Leases Act (the "Lease Agreement"), covering certain vacant land used as a parking area as more fully described in the Lease Agreement; and

          WHEREAS, the Lease Agreement provided for an initial term equal to four (4) years commencing on July 1, 1993 ("Initial Term"); and

          WHEREAS, Landlord and Tenant are desirous of amending the Lease Agreement to reflect an increase in the term of the Lease Agreement and to reflect an increase in the rents payable by Tenant upon the terms and conditions hereinafter set forth.

          NOW, THEREFORE, in consideration of the mutual promises herein. contained, the parties hereto hereby agrees as follows:

          1. The second paragraph of the Lease Agreement is hereby amended to read as follows:

             TO HAVE AND TO HOLD the demised premises for and during the term of nine (9) years to be computed from the 1st day of July, 1993 and from thenceforth next ensuing and fully to be completed and ended on the 30th day of June, 2002. The term commencing on August 1, 1997 and ending on June 30, 2002 shall be referred to as the "Extension Term."

          2. That third paragraph of the Lease Agreement is hereby amended to read as follows:

          YIELDING AND PAYING THEREFORE during the first two years of the Initial Term from July 1, 1993 to June 30, 1995 the sum of Thirty One Thousand Four Hundred Sixty Dollars ($31,460.00) per annum, without deduction, payable in equal monthly installments of Two Thousand Six Hundred Twenty One and 67/100 ($2,621.67) Dollars each in advance on the first day of each month during such period; and YIELDING AND PAYING during the next two years of the Initial Term from July 1, 1995 to June 30, 1997 the sum of Thirty Four Thousand Six Hundred ($34,600) Dollars per annum, without deduction, payable in equal monthly installments of Two Thousand Eight Hundred Eighty Three and 34/100 ($2,883.34) Dollars each in advance on the first day of each month during such period; and YIELDING AND PAYING during the Extension Term an amount equal to the fair market rental value (taking into account the terms and conditions of the Lease Agreement as amended herein). The rental amount for the Extension Term ("Extension Term Rental Amount") shall be payable on the same terms and condtions as provided under the Lease Agreement. In the event that the parties can not mutually agree upon the Extension Term Rental Amount within sixty (60) days preceding the end of the Initial Term, then the parties shall appoint a mutually agreeable appraiser who shall determine the Extension Term Rental Amount and such determination shall be final and binding on the parties. The costs of such appraiser shall be borne equally by the parties. Notwithstanding anything contained in this agreement to the contrary, the Extension Term Rental Rate during any year during the Extension Term shall not be less than the annual rental rate for the final year of the Initial Term.

          3. That paragraph 20 of the Lease Agreement is hereby amended to read as follows:

         Provided that if the Tenant duly and regularly pays the rent hereby reserved together with all additional rent and other charges herein secured and duly keeps, observes and performs the covenants, agreeemtns and conditions herein on Tenant's part to be kept, observed and performed, the Landlord at the expiration of the term hereby granted shall upon the written request of the Tenant, given at least six (6) months before expiration of the term hereby demised, grant to the Tenant a renewal lease of the premises for a further term of five (5) years and such renewal lease shall contain, so far as they apply, all the covenants, agreements, conditions and provisos contained in this lease, as amended, except for this covenant for renewal and except for the rent payable during such renewal term. The rent payable during the renewal term shall be such rent as is agreed upon between the parties ot later than three (3) months prior to the expiry of the Initial Term and Extension Term hereof, and failing agreement by such date will be set by arbitration; provided that any leasing pursuant to this paragraph shall be on the term and condition that the rent payable by the Tenant shall in no event be less than the rent paid during the final year of the Extension Term. Any arbitration called for by this lease shall be conducted in the City of Windsor by the Senior County Judge of the County of Essex or by someon designated by him, whose decision shall be final and binding upon the parties and who shall in all such cases be acting as persona designata and not as an arbitrator.

         4. Except as expressly amended herein all of the terms and conditions of said Lease Agreement shall remain in full force in effect and are hereby ratified and confirmed by the parties hereto.

         5. The Amendment shall be binding upon the parties hereto, the respective successors and assigns.

         IN WITNESS WHEREOF the parties hereto have hereunto caused to be affixed their corporate seals under the hands of their proper officers duly authorized in that behalf respectively.

SIGNED, SEALED AND DELIVERED  )
         in the presence of   )            Maria L. Veltri
                              )            ----------------------------------
                              )            Maria L. Veltri


                                           VELTRI STAMPING CORPORATION

                                           By: David J. Woodward
                                              -------------------------------


                                       3